EXHIBIT 10.15

OMEGA FLEX, INC.

Phantom Stock Agreements

Schedule of Directors and Officers

As of December 31, 2007

Director/Officer	Type	Number	Grant Date	Grant Price	Maturity Date	Vesting Schedule

Dean W. Rivest	Full Value	1,135	03/05/2007	$22.02	03/05/2011	3 years

Paul J. Kane	Full Value	454	03/05/2007	$22.02	03/05/2011	3 years